    As filed with the Securities and Exchange Commission on September 28, 1995
                                                      Registration No. 33-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               NEOGEN CORPORATION
             (Exact name of registrant as specified in its charter)

             MICHIGAN                                      38-2367843
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

  620 LESHER PLACE, LANSING MICHIGAN                         48912
(Address of Principal Executive Offices)                  (Zip Code)

                               ---------------

                    NEOGEN CORPORATION STOCK OPTION PLAN II
                            (Full title of the plan)

                               ---------------

                                LON M. BOHANNON
                               NEOGEN CORPORATION
                                620 LESHER PLACE
                            LANSING, MICHIGAN  48912
                    (Name and address of agent for service)
                                 (517) 372-9200
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                   Proposed               Proposed
Title of                                           Maximum                Maximum
Securities                Amount                   Offering               Aggregate             Amount of
to be                     to be                    Price                  Offering              Registration
Registered                Registered               Per Share              Price                 Fee
----------------------------------------------------------------------------------------------------------------

Common Stock (1)            273,500 shares         $7.88(2)             $   2,155,180
Common Stock                 34,000 shares         $4.63(3)             $     157,420
Common Stock                 11,000 shares         $5.63(3)             $      61,930
Common Stock                  2,500 shares         $6.63(3)             $      16,575
Common Stock                 79,000 shares         $7.25(3)             $     572,750
                                                                             --------
                                                                        $   2,963,855           $1,022.02
                                                                            =========            ========
================================================================================================================

(1)    Par value $.16 per share ("Common Stock").

(2) Calculated pursuant to Rule 457(h) for the purpose of computing the registration fee and based on the average of the bid and asked prices of the Common Stock on September 22, 1995.

(3) Calculated pursuant to Rule 457(h) for the purpose of computing the registration fee and based on the exercise price of the options.

                            Exhibit index is on Page 6

       The contents of the Form S-8 Registration Statement, No. 33-44404 (the "Prior Registration Statement"), of Neogen Corporation (the "Registrant") are incorporated herein by reference, except that Item 3, Incorporation of Documents by Reference, is set forth below in Part II of this Registration Statement.

       The Registrant is filing this Form S-8 Registration Statement in order to register 400,000 additional shares of Common Stock, which were authorized to be issued under the Neogen Corporation Stock Option Plan II by an amendment to such plan. Upon the effectiveness of this Registration Statement, a total of 1,059,375 shares of Common Shares issuable under the foregoing Stock Option Plan II will be registered, consisting of 659,375 shares of Common Stock registered under the Prior Registration Statement plus the 400,000 additional shares of Common Stock being registered hereby.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

       The documents listed below are incorporated by reference in this registration statement:

       1. Annual Report of Neogen Corporation (the "Registrant") on Form 10-KSB for the fiscal year ended May 31, 1995 as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended May 31, 1995.

       3. The description of the Registrant's Common Shares included under the caption "Description of Capital Stock" on pages 24 through 26 of the Registrant's Prospectus, dated August 23, 1989, filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") as part of its Registration Statement on Form S-18 (file no. 33-29844C) effective August 23, 1989 (the "Registration Statement") and incorporated by reference into the Registrant's Registration Statement on Form 8-A effective November 24, 1989 and filed with the Commission pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.          EXHIBITS.

          4.3    Neogen Corporation Stock Option Plan II, as amended.

          5.1    Opinion of Honigman Miller Schwartz and Cohn.

         23.1    Consent of BDO Seidman, LLP.

         23.3 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Powers of Attorney (included after the signature of the Registrant contained on page 5 of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on September 27, 1995.

                                       NEOGEN CORPORATION


                                       By:   /s/  JAMES L. HERBERT
                                          ----------------------------------
                                             James L. Herbert, President and
                                             Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of NEOGEN CORPORATION, a Michigan corporation (the "Company"), hereby constitutes and appoints James L. Herbert and Lon M. Bohannon, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed Registration Statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of additional shares of the Company's Common Stock, par value $.16 per share, pursuant to the Neogen Corporation Stock Option Plan II and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                                   Title                             Date
                ---------                                   -----                             ----

/s/ JAMES L. HERBERT                           President, Chief Executive              September 27, 1995
----------------------------------------       Officer and Director (Principal
    James L. Herbert                           Executive Officer)

/s/ LON M. BOHANNON                            Vice President-Administration           September 27, 1995
----------------------------------------       and Chief Financial Officer
    Lon M. Bohannon                            (Principal Financial and
                                               Accounting Officer)

/s/ HERBERT D. DOAN                            Chairman of the Board of                September 27, 1995
----------------------------------------       Directors
    Herbert D. Doan

/s/ R. WILLIAM CALDWELL                        Secretary and Director                  September 27, 1995
----------------------------------------
    R. William Caldwell

/s/ ROBERT M. BOOK                             Director                                September 27, 1995
----------------------------------------
    Robert M. Book

/s/ GORDON E. GUYER                            Director                                September 27, 1995
----------------------------------------
    Gordon E. Guyer

/s/ LEONARD E. HELLER                          Director                                September 27, 1995
----------------------------------------
    Leonard E. Heller

/s/ ROLAND M. HENDRICKSON                      Director                                September 27, 1995
-------------------------
    Roland M. Hendrickson

/s/ G. BRUCE PAPESH                            Director                                September 27, 1995
-------------------
    G. Bruce Papesh

/s/ JACK C. PARNELL                            Director                                September 27, 1995
-------------------
    Jack C. Parnell





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

                               INDEX TO EXHIBITS



Exhibit
Number                                                  Exhibit                               Page No.
------                                                  -------                               --------


  4.3                     Neogen Corporation Stock Option Plan II, as amended.

  5.1                     Opinion of Honigman Miller Schwartz and Cohn.

 23.1                     Consent of BDO Seidman, LLP.

 23.3                     Consent of Honigman Miller Schwartz and Cohn
                          (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

 24.1 Powers of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement).





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